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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectuses constituting part of GenCorp Inc.'s Registration Statements No. 33-28056, 2-98730 and 333-91783 on Forms S-8 and OMNOVA Solutions Inc.'s Registration Statement No. 333-34938 on Form S-8, pertaining to the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan of our report dated April 18, 2000, with respect to the financial statements of the GenCorp/OMNOVA Solutions Joint Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended October 31, 1999.

                                        Ernst & Young LLP



Sacramento, California
April 28, 2000



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